Exhibit (h)(2)(b)


                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


      This MASTER ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is made this 25th day of November, 2003 by and between A I M ADVISORS, INC., a Delaware corporation (the "Administrator") and the registered investment companies specified in Appendix A (each individually referred to as "Trust"), each a Delaware statutory trust, with respect to the separate series set forth in Appendix A to this Agreement, as the same may be amended from time to time (the "Portfolios").

                              W I T N E S S E T H:

      WHEREAS, each Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Trust, on behalf of the Portfolios, has retained the Administrator to perform (or arrange for the performance of) accounting, shareholder servicing and other administrative services as well as investment advisory services to the Portfolios, and that the Administrator may receive reasonable compensation or may be reimbursed for its costs in providing such additional services, upon the request of the Board of Trustees and upon a finding by the Board of Trustees that the provision of such services is in the best interest of the Portfolios and their shareholders; and

      WHEREAS, the Board of Trustees has found that the provision of such administrative services is in the best interest of the Portfolios and their shareholders, and has requested that the Administrator perform such services;

      NOW, THEREFORE, the parties hereby agree as follows:

      1. The Administrator hereby agrees to provide, or arrange for the provision of, any or all of the following services by the Administrator or its affiliates:

      (a) the services of a principal financial officer of the Trust (including related office space, facilities and equipment) whose normal duties consist of maintaining the financial accounts and books and records of the Trust and the Portfolios, including the review of daily net asset value calculations and the preparation of tax returns; and the services (including related office space, facilities and equipment) of any of the personnel operating under the direction of such principal financial officer;

      (b) supervising the operations of the custodian(s), transfer agent(s) or dividend agent(s) for the Portfolios; or otherwise providing services to shareholders of the Portfolios; and

      (c) such other administrative services as may be furnished from time to time by the Administrator to the Trust or the Portfolios at the request of the Trust's Board of Trustees.

      2. The services provided hereunder shall at all times be subject to the direction and supervision of the Trust's Board of Trustees.

      3. As full compensation for the services performed and the facilities furnished by or at the direction of the Administrator, the Trust shall pay the Administrator in accordance with the Fee Schedule as set forth in Appendix B attached hereto.

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      4.   The  Administrator  shall not be liable for any error of  judgment or for any loss suffered by the Trust or the Portfolios in connection with any matter to which this Agreement relates, except a loss resulting from the Administrator's willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement.

      5. The Trust and the Administrator each hereby represent and warrant, but only as to themselves, that each has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

      6. Nothing in this Agreement shall limit or restrict the rights of any director, officer or employee of the Administrator who may also be a trustee, officer or employee of the Trust to engage in any other business or to devote his time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the right of the Administrator to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

      7. This Agreement shall become effective with respect to a Portfolio on the Effective Date for such Portfolio, as set forth in Appendix A attached hereto. This Agreement shall continue in effect until June 30, 2004, and may be continued from year to year thereafter, provided that the continuation of the Agreement is specifically approved at least annually:

           (a) (i) by the Trust's Board of Trustees or (ii) by the vote of "a majority of the outstanding voting securities" of such Portfolio (as defined in Section 2(a)(42) of the 1940 Act); and

           (b) by the affirmative vote of a majority of the trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940
      Act) of a party to this Agreement (other than as trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

      This  Agreement  shall  terminate   automatically  in  the  event  of  its
assignment (as defined in Section 2(a) (4) of the 1940 Act).

      8. This Agreement may be amended or modified with respect to one or more Portfolios, but only by a written instrument signed by both the Trust and the Administrator.

      9. Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Trust individually but are binding only upon the assets and property of the Trust and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as stockholders of private corporations for profit.

      11. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (a) to the Administrator at Eleven Greenway Plaza, Suite 100, Houston, Texas 77046, Attention: President, with a copy to the General Counsel, or (b) to the Trust at Eleven Greenway Plaza, Suite 100, Houston, Texas 77046, Attention: President, with a copy to the General Counsel.

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      12.  This  Agreement  contains  the entire  agreement  between the parties hereto and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

      13. This Agreement shall be governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the State of Texas.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                          A I M ADVISORS, INC.



Attest:                                   By:
        ------------------------------        ----------------------------------
        Assistant Secretary                   Mark H. Williamson, President

(SEAL)


                                          TRUST (LISTED ON APPENDIX A)



Attest:                                   By:
        ------------------------------        ----------------------------------
        Assistant Secretary                    Robert H. Graham, President

(SEAL)

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

                                   APPENDIX A

                    MASTER ADMINISTRATIVE SERVICES AGREEMENT

                                                                EFFECTIVE DATE
TRUST                    PORTFOLIOS                              OF AGREEMENT
-----                    ----------                            ----------------

AIM Combination Stock & Bond Funds                             November 25, 2003
                         INVESCO Core Equity Fund
                         INVESCO Total Return Fund


AIM Counselor Series Trust                                     November 25, 2003
                         INVESCO Advantage Health Sciences Fund
                         INVESCO Multi-Sector Fund


AIM Sector Funds                                               November 25, 2003
                         INVESCO Financial Services Fund
                         INVESCO Gold & Precious Metals Fund
                         INVESCO Health Sciences Fund
                         INVESCO Leisure Fund
                         INVESCO Technology Fund
                         INVESCO Telecommunications Fund
                         INVESCO Utilities Fund


AIM Stock Funds                                                November 25, 2003
                         INVESCO Dynamics Fund
                         INVESCO Mid-Cap Growth Fund
                         INVESCO Small Company Growth Fund
                         INVESCO S&P 500 Index Fund


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                                                                EFFECTIVE DATE
TRUST                    PORTFOLIOS                              OF AGREEMENT
-----                    ----------                            ----------------
AIM Treasurer's Series Trust                                   November 25, 2003
                         INVESCO Treasurer's Money Market Reserve Fund
                         INVESCO Treasurer's Tax-Exempt Reserve Fund
                         INVESCO U.S. Government Money Fund

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

                                   APPENDIX B

                                 FEE SCHEDULE TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT

                       AIM COMBINATION STOCK & BOND FUNDS
                           AIM COUNSELOR SERIES TRUST
                                AIM SECTOR FUNDS
                                 AIM STOCK FUNDS
                          AIM TREASURER'S SERIES TRUST


With the exception of INVESCO Treasurer's Money Market Reserve Fund and INVESCO Treasurer's Tax-Exempt Reserve Fund, Portfolios of AIM Treasurer's Series Trust, for the services rendered, facilities furnished, and expenses assumed by Administrator under this Agreement, each Trust shall pay to Administrator a $10,000 per year per Portfolio base fee, plus an additional fee, computed on a daily basis and paid on a monthly basis. For purposes of each daily calculation of this additional fee, the most recently determined net asset value of each Portfolio, as determined by a valuation made in accordance with each Trust's procedure for calculating each Portfolio's net asset value as described in each of the Portfolios respective Prospectus and/or Statement of Additional
Information, shall be used. The additional fee to Administrator under this Agreement shall be computed at the annual rate of 0.045% of each Portfolio's daily net assets as so determined. During any period when the determination of a Portfolio's net asset value is suspended by the Trustees, the net asset value of that Portfolio as of the last business day prior to such suspension shall, for the purpose of this Paragraph, be deemed to be the net asset value at the close of each succeeding business day until the applicable Portfolio's daily net assets are again determined.

Notwithstanding the foregoing paragraphs, Administrator, pursuant to the terms of an investment advisory agreement with AIM Treasurer's Series Trust dated November 5, 2003, will not charge INVESCO Treasurer's Money Market Reserve Fund and INVESCO Treasurer's Tax-Exempt Reserve Fund, Portfolios of AIM Treasurer's Series Trust, any fees under this Administrative Services Agreement. However, this commitment may be changed following consultation with the Trustees.

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